UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2026

THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, the Board of Directors (the “Board”) of The J. M. Smucker Company (the “Company”) increased the size of the Board to eleven (11) members and elected Woo-Sung (Bruce) Chung and David Singer to serve on the Board, in each case effective on April 15, 2026. In addition to their service on the Board, Mr. Chung and Mr. Singer will both serve as members of the Audit Committee of the Board (the “Audit Committee”). Concurrently, Mercedes Abramo will move from the Audit Committee to the Nominating, Governance, and Corporate Responsibility Committee of the Board, effective April 15, 2026.

Mr. Chung’s and Mr. Singer’s compensation for their service as directors will be consistent with that of the Company’s other directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 27, 2025, under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with the election of Mr. Chung and Mr. Singer as directors, the Company will enter into an indemnity agreement with each of Mr. Chung and Mr. Singer, in each case effective as of April 15, 2026 (the “Indemnity Agreements”). The Indemnity Agreements are in substantially the same form as the indemnity agreements the Company has entered into with each of its current directors and elected officers, which form was previously filed by the Company as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (the “Form of Indemnity Agreement”). Each Indemnity Agreement requires the Company to indemnify Mr. Chung and Mr. Singer, as applicable, to the fullest extent permitted by law against all expenses, judgments, settlements, fines, and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative, or investigative action brought against him by reason of his relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Mr. Chung and Mr. Singer under each applicable Indemnity Agreement are in addition to any other rights they may be entitled to under the Company’s Amended Articles of Incorporation or Amended Regulations, the Ohio General Corporation Law, or otherwise. The description of the Indemnity Agreements set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnity Agreement, which is incorporated herein by reference.

The Company is not aware of (i) any arrangement or understanding between either Mr. Chung or Mr. Singer and any other person pursuant to which Mr. Chung or Mr. Singer were elected as directors or (ii) any items which would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On February 26, 2026, the Company issued a press release announcing the election of Mr. Chung and Mr. Singer to the Board (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by the Company, dated February 26, 2026.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary

Date: February 26, 2026

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